SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials

Embassy Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EMBASSY BANCORP, INC.
100 Gateway Drive, Suite 100
Bethlehem, Pennsylvania  18017

________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
________________________________________________________

NOTICE IS HEREBY GIVEN, that the Annual Meeting of the Shareholders of Embassy Bancorp, Inc. (the “Company”) will be held at the Company’s offices at 100 Gateway Drive, Bethlehem, Pennsylvania, on Thursday, June 18, 2009, at 5:30 p.m. E.S.T. to vote upon the following matters:

(1)	To elect three (3) Directors of the Corporation to Class 2 for a term of three (3) years (see the attached Proxy Statement for a list of nominees).

(2)
To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock to 20,000,000 and to authorize 10,000,000 shares of blank check preferred stock.

(3)	To ratify the selection of Beard Miller Company LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

(4)
If necessary, to adjourn the meeting to a later date to permit further solicitation of proxies if there are insufficient votes at the time of the meeting to constitute a quorum or to approve the amendment to the Articles of Incorporation.

(5)	To act upon such other business as may properly come before the meeting.

Only shareholders of record at the close of business on April 15, 2009 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.  Please complete, sign, date and return the enclosed proxy card as promptly as possible, whether or not you plan to attend the meeting in person, and return it in the enclosed return envelope.  The return of the enclosed proxy card will not in any way affect the shareholder's right to attend the annual meeting.  This Notice and the attached proxy statement is being mailed to shareholders on or about the date hereof.  We encourage you to read the proxy statement carefully.

By Order of the Board of Directors

Bethlehem, Pennsylvania	Judith A. Hunsicker
May 15, 2009	Secretary

EMBASSY BANCORP, INC.
100 Gateway Drive, Suite 100
Bethlehem, Pennsylvania 18017

April 15, 2009

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Embassy Bancorp, Inc. (the “Company”), for use at the Company’s Annual Meeting of Shareholders to be held on Thursday, June 18, 2009, (the “Annual Meeting”) at 5:30 p.m. E.S.T. at the Company’s offices at 100 Gateway Drive, Bethlehem, Pennsylvania.  The Proxy Statement and the accompanying proxy are first being mailed to Shareholders of the Company on or about May 15, 2009.

SUMMARY

The following summary, including the questions and answers, are designed to help you understand various matters relating to the Annual Meeting.  This summary only highlights information in this document.  The remainder of the document and annex thereto contain more detailed information.  We urge you to read the entire document and annex to fully understand the matters at hand.

This document constitutes a proxy statement of the Company, Embassy Bancorp, Inc.

BASIC INFORMATION

Address/Telephone Number.

The mailing and physical address and telephone number of the principal executive offices of Embassy Bancorp, Inc. and of Embassy Bank for the Lehigh Valley is:

100 Gateway Drive, Suite 100
Bethlehem, Pennsylvania 18017
(610) 882-8800

Type of Organization.

Embassy Bancorp, Inc. (the “Company”) is a Pennsylvania corporation organized in 2008 and registered as a bank holding company pursuant to section 3(a)(1) of the Bank Holding Company Act of 1956, as amended, and section 225.15 of Regulation Y.  It owns all of the capital stock of Embassy Bank for the Lehigh Valley (the “Bank”), intended to give the Bank more flexibility in meeting its capital needs as the Bank continues to grow.

Date, Time and Place of the Annual Meeting.

Thursday, June 18, 2009, 5:30 p.m. E.S.T., at the Company’s offices at 100 Gateway Drive, Bethlehem, Pennsylvania.

Proposals to be Voted upon at the Annual Meeting.

•	To elect three directors to the Board of Directors as Class 2 Directors to serve for a three year term and until their successors have been duly elected and qualified;

•
To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock to 20,000,000 and to authorize 10,000,000 shares of blank check preferred stock.

•	To ratify the selection of Beard Miller Company LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2009;

•
If necessary, to adjourn the meeting to a later date to permit further solicitation of proxies if there are insufficient votes at the time of the meeting to constitute a quorum or to approve the amendment to the Articles of Incorporation; and

•	To transact other business as may properly come before the annual meeting and any adjournment of the meeting.

QUESTIONS AND ANSWERS ABOUT VOTING AT THE ANNUAL MEETING

Who is entitled to vote?

Holding the Company’s common stock on April 15, 2009, the record date, entitles the holder to attend and vote at the meeting.  On the record date, 6,892,420 shares of the Company’s common stock were outstanding.  Each share of the Company’s common stock entitles its holder to one vote on all matters presented at the meeting, except for the election of directors, where Company shareholders have the right to vote cumulatively.  See “What vote is required to approve each proposal?” below.

How do I vote?

There are two methods.  You may vote by completing and returning the enclosed proxy card or by attending the Annual Meeting and voting in person.  If you vote by proxy but wish to change your vote prior to the Annual Meeting, you may do so by following the procedures described under “The Annual Meeting – Proxies” below.

If you sign your proxy card but do not make any selections, you give discretionary authority to the proxy voters to vote on the proposals.  In addition, every proxy card gives the proxy holder or person designated to vote discretionary authority to vote on other matters that arise at the meeting of which management is not aware.  The proxy voters will not vote any proxy that withholds authority in favor of any adjournment of the meeting unless you specifically grant that authority in your proxy card.

What constitutes a quorum?

Each matter to be acted upon at the meeting requires the presence of a quorum.  As of April 15, 2009, the record date, 6,892,773 shares of common stock were issued and 6,892,420 were outstanding.  The holders of a majority of the outstanding shares, or at least 3,446,211 shares, must be present or represented by proxy, in order to establish a quorum.  If you vote by proxy or in person, you will be considered part of the quorum.

What vote is required to approve each proposal?

•
The three nominees for Class 2 director of the Company receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected.  The Bylaws of the Company provide for cumulative voting in the election of Directors.  This means that every shareholder entitled to vote shall have the right to multiply the number of votes to which he or she is entitled by the total number of Directors to be elected and may cast the whole number of his or her votes for one candidate or distribute them among any two or more candidates.  Signed, but unmarked, proxies, however, will not be voted cumulatively.  See “The Annual Meeting – Vote Required For Approval – Election of Directors” below.

•
Adoption of the proposed amendment to the Articles of Incorporation and any other proposal or business which comes before the meeting requires the affirmative vote of a majority of the shares present and entitled to vote at the meeting, in person or by proxy.

What percentage of stock do the directors, executive officers and employees own?

The Company’s Directors and Executive Officers were the beneficial owners of approximately 2,543,557 shares or 36.90% of our outstanding common stock as of April 15, 2009.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 18, 2009:

This Proxy Statement, the Notice of Annual Meeting of Shareholders, a form of the Proxy Card and the 2008 Annual Report to Shareholders are available at http://materials.proxyvote.com/290791.

FORWARD-LOOKING STATEMENTS

We make forward looking statements in this Proxy Statement that are subject to risks and uncertainties.  These forward looking statements include statements regarding profitability, liquidity, allowance for loan losses, interest rate sensitivity, market risk and financial and other goals.  The words “believes,” “expects,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or other similar words or terms are intended to identify forward looking statements.

These forward looking statements are subject to significant uncertainties because they are based upon or are affected by factors including:

•	Continued levels of loan quality and origination volume;

•	Interest rate fluctuations and other economic conditions;

•	Adverse changes in the economy of our market area;

•	Competition in product offerings and product pricing;

•	Continued relationships with major customers;

•	Future laws and regulations; and

•	Other factors, including those matters discussed in the “Risk Factors” section of this Proxy Statement.

Because of these uncertainties, our actual future results may be materially different from the results indicated by these forward looking statements.  In addition, our past results of operations do not necessarily indicate our future results.  We undertake no obligation to publicly update or otherwise revise any forward looking statements, whether as a result of new information, future events or otherwise.

THE ANNUAL MEETING

PROPOSALS TO BE VOTED UPON AT THE ANNUAL MEETING

•	To elect three Directors to the Board of Directors as Class 2 Directors to serve for a three year term and until their successors have been duly elected and qualified;

•
To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock to 20,000,000 and to authorize 10,000,000 shares of blank check preferred stock;

•	To ratify the selection of Beard Miller Company LLP as independent auditors of the Company for the year ending December 31, 2009;

•
If necessary, to adjourn the meeting to a later date to permit further solicitation of proxies if there are insufficient votes at the time of the meeting to constitute a quorum or to approve the amendment to the Articles of Incorporation; and

•	To transact other business as may properly come before the Annual Meeting and any adjournment of the meeting.

VOTING SECURITIES AND RECORD DATE

Shareholders of record of common stock of the Company at the close of business on April 15, 2009 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting.  At the close of business on the Record Date, the Company had 6,892,420 shares of common stock outstanding, par value $1 per share, each of which will be entitled to one vote at the meeting, except for the election of Directors, where Company shareholders have the right to vote cumulatively.

QUORUM

The presence, in person or by proxy, of holders of at least a majority of the outstanding shares of common stock of the Company is necessary to constitute a quorum at the Annual Meeting.

VOTE REQUIRED FOR APPROVAL

Election of Directors.

Assuming the presence of a quorum, the three nominees for Class 2 Director receiving the highest number of votes cast by shareholders entitled to vote for the election of Directors shall be elected. Votes withheld and broker non-votes will count neither for nor against the election of a nominee.  The Company’s Bylaws provide that voting may be cumulative in the election of Directors only.  This means that a shareholder may multiply the number of shares held by the number of Directors to be elected and cast the total number of votes so obtained for any one candidate or to divide such votes among the candidates in any manner the shareholder desires.  To exercise cumulative voting rights via proxy, the shareholder must follow the instructions on the proxy card, including checking the box indicating that he or she is exercising cumulative voting and writing the number of shares to be voted for nominees.  A shareholder may also exercise cumulative voting rights by voting his shares by ballot at the Annual Meeting. The nominees who receive the most votes will be elected. In the case where a proxy is signed by not marked, the proxy will not be voted cumulatively; shares will be voted for all nominees (see discussion under “Proxies” below).  If any nominee should refuse or be unable to serve, the proxy will be voted for such other person as shall be designated by the Board of Directors.  The Company has no knowledge that any of the nominees will refuse or be unable to serve.

Other Proposals.

Under the Bylaws of the Company, unless otherwise provided by law, a majority of votes cast by shares present, in person or by proxy, is necessary to approve other routine proposals or business properly presented at the meeting, including without limitation, the amendment to the Articles of Incorporation and the ratification of the selection of Beard Miller Company LLP as the Company’s independent registered public accounting firm and adjourning the meeting if necessary.  Although abstentions and broker non-votes do not count either for or against the proposals, they have the practical effect of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of shares voted from which the required majority is calculated.

PROXIES

By properly completing, signing and returning the enclosed proxy card, you will be appointing the proxy holders to vote your shares at the Annual Meeting according to your instructions on the proxy card.  If a proxy is completed, signed and returned without indicating any voting instructions, the shares represented by the proxy will be voted:

•	FOR the election of the three nominees for Class 2 Directors of the Company named below;

•
FOR the approval of the amendment to the Articles of Incorporation to increase the number of authorized shares of common stock to 20,000,000 and authorize 10,000,000 shares of blank check preferred stock;

•	FOR ratification of the selection of Beard Miller Company LLP as independent registered public accounting firm; and

•
FOR the adjournment, if necessary, of the meeting to a later date to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to constitute a quorum or to approve the amendment to the Articles of Incorporation.  However, the proxy holders will not vote any proxy that withholds authority in favor of any adjournment of the meeting unless a shareholder specifically grants this authority in the proxy.

The execution and return of the enclosed proxy will not affect a shareholder’s right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy may revoke it at any time by giving written notice of such revocation to the Secretary of the Company, Judith A. Hunsicker, before it is exercised.  A proxy may also be revoked by executing a later proxy or by attending the meeting and voting in person, provided written notice of such actions are given to the Secretary of the Company, Judith A. Hunsicker, before the enclosed proxy is exercised. Attendance by a shareholder at the Annual Meeting will not by itself revoke a proxy.

COST OF PROXY SOLICITATION

The expense associated with the solicitation of proxies will be borne by the Company. It is expected that the solicitation of proxies will be primarily by mail.  The Company’s Directors, Officers and Employees may also, but without compensation other than their regular compensation, solicit proxies by further mailings or personal conversations, or by telephone, fax, or other electronic means. This expense for 2008 was $13,734.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Article II of the Company’s Bylaws provides for a classified Board of Directors with staggered three-year terms of office.  At the 2009 Annual Meeting of Shareholders, three Directors shall be elected to Class 2 to serve a three year term and until their successors are elected and qualified.  The nominees are current Directors whose terms expire this year, namely:

JOHN G. ENGLESSON
ELMER D. GATES
M. BERNADETTE HOLLAND

See “Governance of the Company – Information as to Nominees and Directors” below for information about these nominees and the Board of Directors of the Company. Each of the nominees meets the qualifications for a Director.

Unless otherwise instructed, the proxy voters will vote the proxies for the election of the above-named nominees.  If any nominees should become unavailable for any reason, proxies will be voted in favor of a substitute nominee as the Board of Directors shall determine.  The Board of Directors has no reason to believe the nominees named will be unable to serve, if elected.  Between annual meetings, a majority of Directors in office may fill any vacancy occurring on the Board of Directors for any reason.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE-NAMED NOMINEES FOR ELECTION AS DIRECTORS.

GOVERNANCE OF THE COMPANY

Pursuant to the Pennsylvania Business Corporation Law of 1988, as amended, and the Company’s Bylaws, the business of the Company is managed under the direction of the Board of Directors.  Members of the Board are kept informed of the Company’s business through discussions with the CEO and other Executive Officers, by reviewing materials provided to them, and by participation in meetings of the Board and its committees.

BOARD OF DIRECTORS

The Company’s Bylaws provide that the Company’s business shall be managed by a Board of Directors of not less than five and not more than 25 Directors, who shall hold office for a three year term or until their successors are duly elected and qualified.  Pursuant to the Bylaws, the Board of Directors is divided into three Classes: Class 1, Class 2 and Class 3, with each class serving a staggered, three year term of office and being as nearly equal in number as possible.

At the meeting, three nominees for Class 2 Director – John G. Englesson, Elmer D. Gates and M. Bernadette Holland, who are currently Class 2 Directors with terms expiring in 2009, will stand for election as Directors of the Company to hold office for a period of three years and until their successors have been elected and qualified.  The Company expects each nominee for election as a Director at the Annual Meeting to be able to serve if elected.  If any nominee is unable to serve if elected, the proxy will be voted for such other person as shall be designated by the Board of Directors.  The Company has no knowledge that any of the nominees will refuse or be unable to serve.

As previously reported by the Company, current Class 2 Director Frederic C. Jacobs, Esquire, has notified the Company that he will not stand for re-election at this year’s Annual Meeting.  Accordingly, his term will expire at the conclusion of the Annual Meeting and the total number of Directors of the Company will be reduced from twelve to eleven.  Mr. Jacobs has served as a Director since the organization of the Bank and the Company, and his refusal to stand for re-election is a result of his relocation to Florida, rather than any disagreement with management or the Board.

INFORMATION AS TO NOMINEES AND DIRECTORS

NOMINEES FOR CLASS 2 DIRECTORS
(TERMS TO EXPIRE IN 2012)

John G. Englesson, 55
Mr. Englesson is currently a Principal in zAxis, an advisory business assisting business leaders in transitioning their business practices to make better business decisions, as well as a Principal in Dynamatrics, LLC. He has served in a number of executive management positions, as well as on several boards of emerging technology businesses.  He was one of the principal owners of Chadwick Telecommunications Corporation. Mr. Englesson volunteers his time with numerous community organizations, including the Mayor of Allentown’s Transition Team as the Chair of the Community and Economic Development Committee and the Allentown Economic Development Corporation as a Board Member.  He has also served the Bethlehem Economic Development Corporation as its President, the Lehigh Valley Economic Development Corporation as its Chair, the Rotary Club of Bethlehem as its President, and the American Hellenic Educational Progressive Association as its President.

Elmer D. Gates, Chairman, 79
Mr. Gates has served as the non-executive Chairman of Embassy Bancorp, Inc. since its inception. He has requested to no longer serve in the capacity as Chairman of the Board, and accepted the role of lead Director of Embassy Bancorp, Inc., effective immediately following the annual meeting. Mr. Gates was formerly Chairman, President and Chief Executive Officer of Fuller Company which manufactures and sells equipment worldwide used in the mineral processing, pulp, cement, plastics and chemical industries.  He was a founding director of Ambassador Bank, a board member of the Lehigh Valley Bank, and a member of the U.S. Export-Import Bank Advisory Committee.  He is a past DeSales University Trustee and a current board member of the Lehigh Valley Partnership, a civic improvement agency. Mr. Gates is a member of the Advisory Board of DBSI, a disaster recovery company.

M. Bernadette Holland, CFP, 52
Ms. Holland is First Vice President-Wealth Management and Portfolio Manager with Janney Montgomery Scott LLC and is a Certified Financial Planner. She is a past President of the Bethlehem Rotary Club and a Paul Harris Fellow.

CURRENT CLASS 1 DIRECTORS
(TERMS EXPIRING IN 2011)

Frank Banko, 90
Mr. Banko is President of Warren Distributing Co. of Flanders and Trenton, New Jersey, a wholesale distributor, and owner of Banko Real Estate Co., a real estate holding company with holdings in Pennsylvania, New Jersey and New York.  He is the founder of Banko Business Enterprises, a family-owned and operated trucking and distribution business with nine distribution centers employing approximately 700 persons.  He is a director of the Boys Club of Bethlehem and past Chairman of the Goodfellows Club, Bethlehem, Pennsylvania.  Mr. Banko is a director of the Allentown Fair.

Geoffrey F. Boyer, CFP, 64
Mr. Boyer is a Certified Financial Planner with more than 35 years of experience in financial planning, investments, insurance and banking.   Mr. Boyer is a graduate, former board member and President of Leadership Lehigh Valley and has been named to Who’s Who in Finance and Industry.  He formerly served on the Board and as President of the Greater Lehigh Valley Small Business Council and previously served with his wife as co-Chair of the Lehigh Valley Red Cross Clara Barton Society.  Mr. Boyer is currently President of Boyer Financial Group and serves as an officer or director of several local small businesses and charitable endeavors.

John P. Brew, Jr., 53
Mr. Brew began his career in financial services in 1976 at L. F. Rothschild, where his work centered on community banks.  During his subsequent tenure with Smith Barney, Mr. Brew started the Bank Advisory Group and dealt with hundreds of community banks nationwide.  Mr. Brew has also served as principal of Investment Management Services for First National Bank of Bath and Pennsylvania Independent Bank.  At present, Mr. Brew is Chairman, President and CEO of BNK Advisory Group, Inc., and Chief Bank Strategist of m.rae, which advises community banks on achieving strategic goals.  Mr. Brew is a nationally recognized speaker and author on community banking topics. He has co-authored the Financial Managers Society investment book for community banks and The Art of Strategic Planning for the Committed Community Bank Director.

Robert (“Bert”) P. Daday, 78
Mr. Daday is a public utility executive and is currently serving PPL Corporation as special assistant to the president for community affairs.  He was formerly economic, development and community service manager for PPL.  He has participated on the boards of such organizations as the Lehigh Valley Partnership, Lehigh Valley International Airport, Lehigh Valley Economic Development Corporation, Lehigh Valley Business Education Partnership, and the Commonwealth of Pennsylvania State Transportation Commission.

CURRENT CLASS 3 DIRECTORS
(TERMS EXPIRING IN 2010)

Bernard M. Lesavoy, 50
Mr. Lesavoy is an attorney and holds a Masters Degree in Business Administration as well as a law degree.  He has been practicing law in the Lehigh Valley since 1987.  He is currently a member of Lesavoy Butz & Seitz LLC and heads the firm’s Corporate and Real Estate Departments.  Mr. Lesavoy concentrates his practice in business, corporate, real estate, business succession, and estate planning matters.  Mr. Lesavoy previously served on the advisory council of Ambassador Bank.  His community involvement includes service on the board of the Greater Lehigh Valley Chamber of Commerce, the Bar Association of Lehigh County, and the South Whitehall Township Zoning Hearing Board.

David M. Lobach, Jr. Vice Chairman, 59
Mr. Lobach is the President, Chief Executive Officer, and Vice Chairman of the Company. He began his banking career in 1971. He was Executive Vice President and Chief Operating Officer of Ambassador Bank.  During his 19-year tenure with First Valley Bank prior thereto, Mr. Lobach oversaw such areas as private banking, commercial services, corporate business development, consumer lending functions, and holding company activities.  Mr. Lobach is currently Chairman of the Board of St. Luke’s Hospital, Allentown.  He is past vice chairman of Eastern States BankCard Association, Visa Division and has served the Lehigh Valley community as a volunteer on the boards of such organizations as Junior Achievement, Boys and Girls Club, and the Girl Scouts.

John C. Pittman, 59
Mr. Pittman is a photo manufacturing executive.  He was a member of the advisory council of Ambassador Bank.  Mr. Pittman is currently the owner and Chief Executive Officer of John C. Pittman/Sport Stars, Inc., an international photo manufacturing company specializing in the youth activities market.  Prior to founding his photographic business, Mr. Pittman served as an educator in the fields of science and photography.  Mr. Pittman speaks regularly to middle school students and is a member of the Amusement Ride Safety Board as an appointee of Governor Ridge and a member of the United States Selective Service System Appeal Board for the Commonwealth of PA.

John T. Yurconic, 41
Mr. Yurconic is the President of the John Yurconic Agency, a local insurance, vehicle registration and drivers license services agency with 12 locations in Lehigh, Northampton, Schuylkill, Berks and Carbon counties. He began his insurance career in 1989 after graduating from Lafayette College. Mr. Yurconic currently serves on the board of Synergy Holdings Corp., a workmen’s compensation specialist insurance company, PA Messenger Services, Inc. (Title N Go), a software solutions corporation and Keystone Capital Investors, LLC, an investors group. Mr. Yurconic has also served on the advisory council of Ambassador Bank. He is an executive board member for the Minsi Trail Council of the Boys Scouts of America and also serves on the boards of the Weller Health Education Center, and the Allentown Symphony.

All of the Directors have served as such since the organization of the Company in 2008 and all have served as Directors of the Bank since its inception in 2001, with the exception of Messrs. Banko (2002) and Yurconic (2007).

DIRECTOR INDEPENDENCE

All but two members of the Board of Directors are independent as determined under Rule 4200(a)(15) of the NASDAQ Stock Market.  Mr. Lobach, President and CEO of the Company, and Bernard Lesavoy, Esquire, who provides legal services to the Company, cannot be considered independent of management or any other relationship with the Company.

No Director of the Company is a Director of any other company registered under Section 12 of the Securities Exchange Act of 1934 or is a “reporting company” under such Act.

NOMINATING PROCESS

The Company’s Board of Directors does not have a standing nominating committee.  The Bank’s Personnel Committee, however, reviews the qualifications of and makes recommendations to the Board of Directors regarding potential candidates to be nominated for election to the Board of Directors.  The Personnel Committee is comprised of the following Directors: Messrs. Lesavoy (Chairman), Boyer, Gates and Lobach, and Ms. Holland.  Mr. Jacobs also served on the Personnel Committee during 2008.

The Personnel Committee does not have a charter.  It considers the nomination of all candidates for Director on a case-by-case basis.  The factors considered by the Personnel Committee include a candidate’s education, business and professional background and experience, banking experience, character and integrity.  Additionally, the Company’s Bylaws require that every Director be a shareholder of the Company.

The Company does not have a written policy with respect to the nomination of candidates by shareholders.  If any shareholder wishes to recommend any candidate for nomination to the Board, he or she should submit the name of such person to the Personnel Committee (the “Committee”) at the address shown on the cover page of this Proxy Statement.  Such name and the candidate’s principal occupation, business and professional background, education and banking experience should be provided to the Committee on or before the January 31 preceding the date of the annual meeting.

In considering nominations for Director, the Personnel Committee does not distinguish between nominations recommended by shareholders and those recommended by the Personnel Committee.

COMMITTEES OF THE BOARD

The Audit Committee of the Company’s Board of Directors met three times during 2008, and operates pursuant to a written charter, a copy of which is attached hereto.  The Audit Committee of both the Company and the Bank is comprised of the same members, such individuals being the following Directors: Messrs. Boyer (Chairman), Brew, Englesson, Pittman, Yurconic, and Ms. Holland.  Each member of the Audit Committee is independent as determined under Rule 4200(a)(15) of the NASDAQ Stock Market.

The Audit Committee is charged with providing assistance to the Board in fulfilling its responsibilities to the shareholders in the areas of financial controls and reporting.  Principally, these responsibilities entail assessing the effectiveness of the internal control system over financial reporting, reviewing adherence to policies and procedures and assuring the safeguarding of all Company assets and the accuracy of the Company’s financial statements and reports.  In so doing, it is the responsibility of the Audit Committee to monitor and maintain the lines of communications between the Board of Directors, external auditors, internal auditors and the senior management of the Company.  The external auditor shall be ultimately accountable to the Audit Committee. Additionally, the Company’s independent registered public accounting firm has unrestricted access to the Audit Committee.

The Board of Directors has determined that Mr. Brew is an “audit committee financial expert” as defined in Securities and Exchange Commission Regulation S-K, by reason that, based upon Mr. Brew’s over thirty years’ experience in the investment and financial services industry and advising community banks, he has: an understanding of generally accepted accounting principles and financial statements; the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; an understanding of internal controls and procedures for financial reporting; and understanding of audit committee functions; and experience analyzing and evaluating financial statements presenting a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements.  For further information regarding Mr. Brew, see “Current Class 1 Directors – John P. Brew, Jr.” on page 9.

For further information regarding the Audit Committee, see the discussion under the caption: “Report of Audit Committee”.

The Company does not have any other standing committees.  The Bank’s Personnel Committee performs the functions of a compensation committee.  When acting in such capacity, the duties of the Personnel Committee are as follows: to establish the compensation of officers and employees of the Company and Bank; to examine periodically the compensation structure of the Company; and to supervise welfare, pension and other compensation plans of the Bank and the Company.  As a member of the Personnel Committee, as well as President and Chief Executive Officer, Mr. Lobach abstains from all voting and discussion with respect to matters pertaining to executive compensation.  As discussed above, the Personnel Committee does not have a charter.

ATTENDANCE AT MEETINGS

The Board of Directors held seventeen meetings in 2008, and meets no less frequently than on a monthly basis.

During 2008, each of the Directors attended at least 75% of the aggregate of all meetings of the Board and the committees on which he or she serves.

Each Director is expected to attend the Annual Meeting.  All of the Directors were present for the 2008 Annual Meeting of Shareholders of the Bank.

SHAREHOLDER COMMUNICATIONS

The Board of Directors does not have a formal process for security holders to send communications to the Board of Directors.  Investors wishing to communicate with the Board or any member may do so by addressing any communication, care of the Board or any Director, to the Company at the address shown on the first page of this proxy statement.

CODE OF CONDUCT (ETHICS)

The Board of Directors has adopted a Code of Conduct (Ethics) governing the Company’s Directors, executive officers and employees as required by the Sarbanes-Oxley Act and regulations adopted by the Securities and Exchange Commission thereunder.  The Code of Conduct governs such matters as conflicts of interest and use of corporate opportunity, financial reporting, violation of the Company’s policies, and the like.  A copy of the Code of Conduct has been filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on our records, we believe that during 2008 our Directors and Executive Officers timely filed all reports required under Section 16(a) of the Securities Exchange Act of 1934, as amended.

DIRECTOR COMPENSATION

During 2008, Directors of the Company did not receive compensation for their services as such or for their services on the various committees of the Board.

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The following table, as of April 15, 2009, indicates the stock ownership and stock options outstanding and exercisable held by (1) those persons known by the Company to own in excess of 5% of the outstanding shares of the Company, (2) by the Directors of the Company, (3) by the Executive Officers of the Company, and (4) by all Directors and Executive Officers as a group. Accordingly, the ownership percentages reflected below are based upon a total of 7,699,365 shares (including 6,892,420 shares that were issued and outstanding as of April 15, 2009, together with an additional 806,945 shares subject to unexercised, but vested, stock options held by the individuals identified in the table below).  The shares reflected in the foregoing table include shares owned by the spouses of such persons and minor children (or trusts for their benefit) occupying the same household, as well as shares proportionately owned through Red Bird Associates, LLC, a real estate holding company owned by the indicated Directors and Ms. Hunsicker.  Beneficial ownership may be disclaimed as to certain of these shares.

Beneficial Ownership of Directors and Executive Officers

Name	Address	Capacity	Shares of Common Stock Beneficially Owned at 4-15-09 *		% Ownership**
Elmer D. Gates	840 Yorkshire Road, Bethlehem, PA	Director, Non-Executive Chairman of the Board and 5% Owner	656,045	(1)	8.52%

David M. Lobach, Jr.	6932 Kings Hwy S., Zionsville, PA	Director, 5% Owner and Chief Executive Officer	513,925	(2)	6.67%

Judith A. Hunsicker	328 West Street, Bethlehem, PA	Sr. Executive VP, Chief Operating & Chief Financial Officer	63,091	(3)	0.82%

James R. Bartholomew	4519 Virginia Drive, Bethlehem, PA	Executive VP Commercial Lending	31,803	(4)	0.41%

Frank Banko	950 N. West End Blvd, Quakertown, PA	Director and 5% Owner	490,954	(5)	6.38%

John P. Brew	1605 Valley Center Pkwy., Suite 140, Bethlehem, PA	Director and 5% Owner	434,617	(6)	5.64%

Geoffrey F. Boyer	5845 Stag Drive, Emmaus, PA	Director	101,254	(7)	1.32%

Robert P. Daday	1448 Colesville Road, Bethlehem, PA	Director	58,176	(8)	0.76%

John G. Englesson	5341 Aberdene Street, Center Valley, PA	Director	108,327	(9)	1.41%

M. Bernadette Holland	505 Edgeboro Blvd, Bethlehem, PA	Director	117,394	(10)	1.52%

Fredric C. Jacobs	240 S. Pineapple Ave, Suite 700, Sarasota FL	Director	186,650	(11)	2.42%

Bernard M. Lesavoy	3581 Sturbridge Place, Allentown, PA	Director	154,946	(12)	2.01%

John C. Pittman	2874 Buena Vista Drive, Bath PA	Director and 5% Owner	415,946	(13)	5.40%

John T. Yurconic	3037 Fairfield Drive, Allentown, PA	Director	17,374	(14)	0.23%

		Total	3,350,502		43.52%

Beneficial Ownership of Directors and Executive Officers (continued)

* The shares "Beneficially owned" may include shares owned by or for, among others, the spouse and/or minor children of the individuals and any other relative who has the same home as such individuals, as well as shares proportionately owned through Red Bird Associates, LLC, a real estate holding company owned by the indicated Directors and Ms. Hunsicker.

** The percentage ownership of beneficially owned shares of common stock include total commons stock outstanding and total outstanding options currently exercisable.

(1) Includes 272,711 shares held in a revocable trust, 218,781 shares held as trustee of the spouse's revocable trust, and 22,095 shares held in a Family Foundation. Also includes  136,225 shares which may be acquired by the exercise of vested stock options.

(2) Includes 44,397 shares held by spouse, 188 shares held jointly with son, and 618 shares held by Red Bird Associates. Also includes  318,139 shares which may be acquired by the exercise of vested stock options.

(3) Includes 51 shares held jointly with spouse, 51 shares held as custodian under UGMA, and 40 shares held by Red Bird Associates. Also includes 42,558 shares which may be acquired by the exercise of vested stock options.

(4) Includes 14,224 shares which may be acquired by the exercise of vested stock options.

(5) Includes 14,501 shares held as co-trustee of a formal trust and 1,925 shares held by Red Bird Associates. Also includes 19,001 shares which may be acquired by the exercise of vested stock options.

(6) Includes 102,440 shares that are held by Harleysville National Bank, and 53,000 held by Mr. Gates. Also includes 4,939 shares which may be acquired by the exercise of vested stock options.

(7) Includes 5,276 shares held by spouse, 11,864 shares held as custodian under UGMA, and 206 shares held by Red Bird Associates. Also includes 27,641 shares which may be acquired by the exercise of vested stock options.

(8) Includes 29,990 shares held jointly with spouse and 545 shares held by Red Bird Associates. Also includes 27,641 shares which may be acquired by the exercise of vested stock options.

(9) Includes 3,516 shares held by spouse,  2,753 shares held by spouse as custodian under UGMA, and 618 shares held by Red Bird Associates. Also includes 22,773 shares which may be acquired by the exercise of vested stock options.

(10) Includes 47,391 shares held by spouse and 4,203 shares held by spouse as custodian under UGMA. Also includes 27,641 shares which may be acquired by the exercise of vested stock options.

(11) Includes 3,198 shares held jointly with spouse and 618 shares held by Red Bird Associates. Also includes 57,911 shares which may be acquired by the exercise of vested stock options.

(12) Includes 59,088 shares held jointly with spouse, 2,564 shares held by spouse,  21,969 held as custodian under UGMA, and 412 shares held by Red Bird Associates.  Also includes 27,641 shares which may be acquired by the exercise of vested stock options.

(13) Includes 5,555 shares held by spouse, 150 shares held by spouse as custodian under UGMA, and 618 shares held by Red Bird Associates. Also includes 80,611 shares which may be acquired by the exercise of vested stock options.

(14) All Shares held jointly with spouse.

EXECUTIVE OFFICERS

David M. Lobach, Jr., 59
See profile set forth above under the heading “Class 3 Directors”.

Judith A. Hunsicker, 48
Ms. Hunsicker is the Sr. Executive Vice President and Chief Operating and Financial Officer of the Company and the Bank, serving in such capacity since the organization of the respective entities. She began her banking career in 1980.  She was most recently a member of the senior management team of Lafayette Ambassador Bank and formerly Vice President and Chief Financial Officer of Ambassador Bank.  Prior thereto, she was an Assistant Vice President/Commercial Services at First Valley Bank.  She is a Member of the Home Ownership Counseling Program of the Community Action Committee of the Lehigh Valley, the Lehigh Valley Coalition of Affordable Housing, the Lehigh Valley Community Land Trust, and she serves as an officer and Board Member for the Neighborhood Housing Services of the Lehigh Valley, New Bethany Ministries and Skills, USA.  She was previously a Trustee or volunteer with such organizations as the YMCA, Minsi Trails Council of the Boy Scouts of America, and Junior Achievement of the Lehigh Valley.

James A. Bartholomew, 55
Mr. Bartholomew serves as Executive Vice President of the Company and the Bank, as well as Senior Lending Officer of the Bank.  He began his banking career in 1974.  Prior to joining the Bank at its inception on November, 2001, he was a Senior Vice President and Territory Sales Manager with PNC Bank (1992 to 2001), a Division Manager of Bank of Pennsylvania (1989 to 1992) and held various positions leading to Vice President at First Valley Bank (1974 to 1989).  He is presently Chairman of the Board of Lehigh Valley Economic Development Corporation.  He has previously served as a Foundation Board Member at Bethlehem Catholic High School and Northampton Community College. He also served on the boards of the Allentown Boys Club and Hispanic American Organization.

EXECUTIVE COMPENSATION

The table below sets forth the compensation awarded to, earned by, or paid to each of the Executive Officers for the year ended December 31, 2008 and the prior fiscal year. While employed, executives are entitled to base salary, participation in the executive compensation programs identified in the tables below, and other benefits common to all members.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)

David M. Lobach	2008	$292,600	$55,000	$-	$121,786	$22,700	$492,086
CEO, President and	2007	$280,000	$45,000	$-	$62,888	$19,092	$406,980
Vice Chairman	2006	$240,000	$50,000	$-	$58,776	$17,548	$366,324

Judith A. Hunsicker	2008	$198,550	$35,000	$-	$16,638	$8,392	$258,580
COO, CFO and	2007	$190,000	$27,000	$-	$8,851	$8,050	$233,901
Senior Executive VP	2006	$165,000	$30,000	$-	$8,272	$7,050	$210,322

James R. Bartholomew	2008	$156,750	$25,000	$-	$16,664	$2,916	$201,330
Executive Vice President	2007	$150,000	$16,150	$-	$7,639	$2,190	$175,979
& SLO	2006	$135,000	$19,000	$-	$5,444	$1,967	$161,411

There have been no stock awards or Non-equity Incentive Plan compensation since the Bank's inception.

(1) There was no fair value expense accrued by the Bank for stock options vesting during 2006, 2007 or 2008 with respect to  the Statement of Financial Accounting Standards (SFAS) 123R as set forth in Note 1 to the Financial Statements included in Embassy's Form 10-KSB  for the year ended December 31, 2006.

(2) Includes Deferred Salary Savings Plan (401 (k)) company matching contributions, life insurance premiums, vehicle allowance, and personal use of company vehicle.

The current salaries of the executive officers are: Mr. Lobach $322,600; Ms. Hunsicker $216,550 and Mr. Bartholomew $169,750.

In 2003, the Bank adopted a 401(k) Plan for all of its employees, including the above Executive Officers.  The Plan provides that the Bank will contribute 50% of the contribution made by each employee, with the Bank’s contribution not to exceed 4% of compensation.  The Bank’s contribution to each of the Executive Officers is included in the table above in the column titled “All Other Compensation”.

In addition to the above described compensation, Executive Officers of the Company, as well as all other employees of the Company and the Bank, receive a benefit package consisting of hospitalization and health insurance coverage, optical and dental coverage, disability benefits and life insurance in the amount of two times annual salary in the event of death while employed. The Executive Officers each have employment agreements and Supplement Executive Retirement Plans, as outlined below under “Agreements with Executive Officers.”

The following table sets forth information concerning the grant and exercise of stock options awarded to the Company’s Executive Officers. None of the Executive Officers has exercised any of their stock options. Stock options were not awarded in 2006, 2007 or 2008. There have been no unearned equity incentive plan option awards since the Company's inception.

Outstanding Equity Awards at Fiscal Year End
As of 12-31-08

		Option Awards
Name and Principal Position	Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

David M. Lobach	2005	12,799	-	$10.00	12/29/14
CEO, President and	2004	12,107	-	6.40	12/31/13
Vice Chairman	2003	8,944	-	3.91	12/31/12
	2003	5,062	-	3.91	09/19/12
	2002	8,179	-	3.91	12/31/11
	2002	17,929	-	2.84	05/17/11
	2001	253,119	-	2.84	12/31/10
	Total	318,139	-	$3.34

Judith A. Hunsicker	2005	8,640	-	$10.00	12/29/14
COO, CFO and	2004	7,545	-	6.40	12/31/13
Senior Executive VP	2003	6,132	-	3.91	12/31/12
	2003	3,655	-	3.91	09/19/12
	2002	5,692	-	3.91	12/31/11
	2001	10,894	-	2.84	12/31/10
	Total	42,558	-	$5.31

James R. Bartholomew	2005	4,500	-	$10.00	12/29/14
Executive Vice President	2004	3,750	-	6.40	12/31/13
& SLO	2003	2,250	-	3.91	09/19/12
	2002	2,319	-	3.91	10/18/11
	2001	1,405	-	2.84	12/31/10
	Total	14,224	-	$6.39

(1) There have been no stock awards since the Bank's inception.

The Company does not currently have any non-qualified contributory deferred compensation plans available to the Executive Officers.

AGREEMENTS WITH EXECUTIVE OFFICERS

Employment Agreements.

The Bank has an Employment Agreement, dated January 2006, with David M. Lobach, Jr., who is President and Chief Executive Officer of the Company and the Bank. The agreement provides for perpetual employment until Mr. Lobach reaches the age of seventy, unless terminated for “cause” or otherwise as outlined in the agreement.  Mr. Lobach currently receives an annual salary of $322,600, plus a bonus which shall not exceed 30% of his salary, as may be awarded by the Board of Directors.  Mr. Lobach’s salary may be adjusted as mutually agreed by Mr. Lobach and the Bank. Mr. Lobach’s contract further provides for the potential annual award of stock options with market value not to exceed 30% of his salary. Mr. Lobach’s contract also provides that in the event his employment terminates as a result of a change in control of the Company or Bank, he will receive 500% of his base salary and bonus in five annual payments and his health and other fringe benefits shall be continued for five years, in exchange for restrictive covenants which prohibit him from entering into business relationships which infringe on the operation of the Bank.  See “Change in Control Provisions” below.

The Bank has an Employment Agreement, dated January 2006, with Judith A. Hunsicker, who is Sr. Executive Vice President, Chief Operating and Financial Officer of the Company and the Bank. The agreement provides for perpetual employment until Ms. Hunsicker reaches the age of seventy, unless terminated for “cause” or otherwise as outlined in the agreement.  Ms. Hunsicker currently receives an annual salary of $216,550, plus a bonus which shall not exceed 30% of her salary, as may be awarded by the Board of Directors.  Ms. Hunsicker’s salary may be adjusted as mutually agreed by Ms. Hunsicker and the Bank. Ms. Hunsicker’s contract further provides for the potential annual award of stock options with market value not to exceed 30% of her salary. Ms. Hunsicker’s contract also provides that in the event her employment terminates as a result of a change in control of the Company or Bank, she will receive 500% of her base salary and bonus in five annual payments and her health and other fringe benefits shall be continued for five years, in exchange for restrictive covenants which prohibit her from entering into business relationships which infringe on the operation of the Bank.  See “Change in Control Provisions” below.

Mr. Bartholomew’s revised employment agreement with the Bank, dated February 2009, provides for a three year term with successive one year extensions, and at such salary and bonuses as shall be agreed by Mr. Bartholomew and the Bank. Mr. Bartholomew currently receives an annual salary of $169,750 and a bonus as may be awarded by the Board of Directors. Mr. Bartholomew’s contract also provides that in the event his employment terminates as a result of a change in control of the Company or Bank, he will receive 300% of his base salary in a lump sum and his health and other fringe benefits shall be continued for one year, in exchange for restrictive covenants which prohibit him from entering into business relationships which infringe on the operation of the Bank.  See “Change in Control Provisions” below.

Mr. Lobach and Ms. Hunsicker’s employment agreements are automatically renewed, in perpetuity, until the age of 70, unless (1) earlier terminated by the Bank for cause, (2) by voluntary resignation or disability of the executive, (3) upon written notice from the Board of Directors for any other reason, with such termination effective five years from the date of notice, or (4) under the change in control provisions discussed below. Mr. Bartholomew’s employment agreement is for a three year term beginning February 2009, and thereafter automatically continues such that there is never less than three years remaining in the agreement, unless terminated upon prior notice.

Because potential payments to be made to the foregoing executives in connection with a change in control of the Company exceed 2.99 times such executive’s annual salary, in the event such payments are made, the Internal Revenue Code and regulations promulgated thereunder provide that the excess amount would not be deductible by the Company.

Supplemental Executive Retirement Plans.

The Bank has entered into Supplemental Executive Retirement Plan agreements (“SERPs”) with Messrs. Lobach, Bartholomew and Ms. Hunsicker, which provide for the payment of benefits upon retirement.  Benefits accrue through a normal retirement age of 65.  Currently, the SERPs provide for the Bank’s annual payment of $140,000 to Mr. Lobach; $85,000 to Ms. Hunsicker; and $45,000 to Mr. Bartholomew, payable upon retirement after the individual reaches age 65. Lesser benefits are provided for retirement prior to age 65.

Change in Control Provisions.

The aforementioned employment agreements and SERPs with Executive Officers all include change-in-control clauses which are designed to (1) assure the continuity of executive management during a threatened takeover; and (2) ensure executive management is able to objectively evaluate any change in control proposal and act in the best interests of shareholders during a possible acquisition, merger or combination. The Bank designed the agreements to be part of a competitive compensation package, thereby aiding in attracting and retaining top quality executives

For purposes of the employment agreements and SERPs, “change in control” is defined to mean that any “person” or “group”, within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”), has become the “beneficial owner”, as defined in Rule 13d-3 under the Act, of 20% or more of the then outstanding voting securities of the Company.

With respect to Mr. Lobach and Ms. Hunsicker’s employment agreements, the executive is entitled to certain benefits if, at any time within two years after the change in control, any of the following triggering events occurs: (1) employment is terminated by the Bank for any reason other than cause or disability of the executive; (2) employment is terminated by the executive for his/her reason; or (3) with respect to Ms. Hunsicker’s agreement, in the event of change of management of the Company or Bank.

With respect to Mr. Bartholomew’s employment agreement, the executive is entitled to certain benefits if, at any time within one year after the change in control, any of the following triggering events occurs: (1) if he is discharged or resigns because the duties, position or title are materially changed, or (2) if he is relocated 50 miles beyond 512 & 22 in Bethlehem, PA.

When a triggering event occurs following a change in control, Mr. Lobach and Ms. Hunsicker would be entitled to five times the sum of the executive’s annual base salary plus bonus, payable in five annual installments beginning on the effective date of resignation or termination, as well as health and other fringe benefits for a period of five years, and Mr. Bartholomew would be entitled to receive three times the sum of the executive’s annual base salary in one lump sum, payable within one year following the effective date of resignation or termination. Mr. Bartholomew would also receive health and other fringe benefits for one year.

With respect to the SERP agreements, the executive is entitled to certain benefits if, at any time within two years after the change in control, the employee’s employment with the Bank is involuntarily terminated.

EMBASSY BANCORP, INC. OPTION PLAN

In connection with the reorganization of the Bank into a bank holding company structure, the Company assumed the Embassy Bank 2001 Option Plan (the “2001 Option Plan”), pursuant to which 1,518,750 shares of the Company’s common stock are reserved for issuance.  All options granted under the 2001 Option Plan are granted at fair market value on the date of grant and for terms of up to ten (10) years.  The purpose of the 2001 Option Plan is to enable the Company to attract and retain qualified persons as directors, officers and employees of the Company.  For their services and efforts in organizing the Bank during the 15 month period prior to its opening for business and in consideration of the “risk” subscriptions by the original founding Directors to cover the organizational and pre-opening expenses of the Bank, each of the founding Directors was issued nine-year options under the 2001 Option Plan, including Mr. Lobach.  In addition, each non-employee Director, with the exception of Mr. Yurconic, received the following additional options for his or her services as such and for his or her services on the various committees of the Board:

Year	Number of Options	Exercise Price ($)
2003	2,109	$3.91
2004	1,405	6.40
2005	1,425	10.00

The remaining options held by the Directors, other than Mr. Lobach (see the above table titled “Outstanding Equity Awards at Fiscal Year End” for information pertaining to Mr. Lobach), are exercisable at $2.84 per share.  The total number of options currently outstanding and exercisable and held by each Director is included in the table above titled “Beneficial Ownership of Directors and Executive Officers”.  In addition to the options held by Directors and Executive Officers of the Company, options have been granted to various employees of the Company under the terms and for the purposes set forth in the 2001 Option Plan. In total, options for the purchase of 909,674 shares are outstanding at April 15, 2009 under the 2001 Option Plan at a weighted average exercise price of $3.79 per share.

No options were granted under the 2001 Option Plan in 2006, 2007 or 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors of the Company has instituted a policy in connection with extensions of credit by the Bank to any director, officer or employee of the Company or Bank, or to any business entity in which a director, officer or employee of the Company or Bank has a direct or indirect interest.  These extensions of credit shall only be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons, and in the opinion of management do not involve more than the normal risk of collection or present other unfavorable features.  At December 31, 2008, total loans and commitments of approximately $7,044,000 were outstanding to our executive officers, directors, and their affiliated businesses, which represented approximately 23.19% of our shareholders’ equity at such date.

In January 2003, an investment group, Red Bird Associates, LLC, comprised of related parties of the Company, including Mr. Lobach, Ms. Hunsicker and each Director with the exception of Messrs. Gates, Yurconic, and Ms. Holland, purchased the office building in which the principal offices of the Bank and Company are located.  The purchase was subject to the existing leases of all tenants occupying space in the building, including the Bank.  The previous owner of the building was unrelated to the Company, the Bank or any of the Directors.  The lease terms for the Bank’s lease were negotiated at arm’s length with the former owner in the year 2000 and are comparable to the terms for similar space in the Lehigh Valley area.  The remaining term of the lease, including extension options, is 29 years.  By lease amendment dated January 1, 2005, the Bank leased 4,349 square feet of additional space on the second floor of the building for the remaining term of the existing lease under lease terms comparable to the terms for similar space in the Lehigh Valley area. The investment group received rents for the Gateway Drive location totaling $255,968 during 2008 and the Bank has an outstanding lease commitment to pay $935,575 over the remaining term of the lease.  The investment group also purchased 5,600 shares of stock (as adjusted for the three-for-two stock split of October 2007) during the 2007 offering at the same price offered to the public.

In March 2006, the Bank entered into a lease agreement for 2,918 square feet of first floor office space with Mr. Frank Banko, a Class 1 Director, for the purpose of opening a branch at 925 W. Broad St. in Bethlehem. The Bank obtained a third party evaluation of the market rent for the space and believes that the rental terms are fair, reasonable and comparable to the terms for similar space in the Lehigh Valley area. During 2008, the Bank paid $45,000 for payment to Mr. Banko for rent of the West Broad St., Bethlehem, location and the Bank has an outstanding lease commitment to pay $345,000 over the remaining term of the lease.

PROPOSAL NO. 2:
TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 20,000,000
AND
TO AUTHORIZE 10,000,000 SHARES OF BLANK CHECK PREFERRED STOCK

The Company’s Articles of Incorporation currently authorize the issuance of up to 10,000,000 shares of common stock, par value $1.00 per share.  On April 16, 2009, the Board of Directors unanimously approved a resolution to amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock to 20,000,000 and to authorize the issuance of up to 10,000,000 shares of blank check preferred stock.  The Company has no present plans, arrangements, commitments, or understandings for the issuance of shares of common or preferred stock.  The following discussion is qualified in its entirety by reference to the full text of the proposed amendment, as set forth below.

FORM OF PROPOSED AMENDMENT

Upon approval by the Company’s shareholders, Article SIXTH of the Company’s Articles of Incorporation would be amended to read as follows:

SIXTH:  The Corporation shall have authority to issue 30,000,000 shares of stock, of which 20,000,000 shall be common stock, $1.00 par value per share, and 10,000,000 shares shall be preferred stock, $1.00 par value per share. The Board of Directors is hereby authorized from time to time to provide by resolution for the issuance of any of the authorized but unissued shares of common stock of the Corporation.  Except as otherwise provided in this Article SIXTH (or in any supplementary sections hereto), the holders of common stock shall exclusively possess all voting power.  Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

The Board of Directors is hereby authorized to issue, in one or more classes or series, shares of preferred stock, with full, limited, multiple, fractional or no voting rights, and with such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights or other special or relative rights as shall be fixed from time to time by the Board of Directors.

Except as otherwise provided in any resolution or resolutions of the Board of Directors providing for the issuance of any particular class or series of preferred stock, the number of shares of stock of any such class or series so set forth in such resolution or resolutions may be increased or decreased (but not below the number of shares of such class or series then outstanding) by a resolution or resolutions adopted by the Board of Directors.

Except as otherwise provide in any resolution or resolutions of the Board of Directors providing for the issuance of any particular class or series of preferred stock, preferred stock redeemed or otherwise acquired by the Corporation shall assume the status of authorized but unissued preferred stock, shall be unclassified as to class or series and may thereafter, subject to the provisions of this Article SIXTH and to any restrictions contained in any resolution or resolutions of the Board of Directors providing for the issue of any such class or series of preferred stock, be reissued in the same manner as other authorized but unissued preferred stock.

PURPOSE, BACKGROUND AND USE OF PROCEEDS

The foregoing proposed amendment to the Company’s Articles of Incorporation will increase the number of shares of common stock that the Company is permitted to issue from 10,000,000 to 20,000,000 and authorize the issuance of up to 10,000,000 shares of “blank check” preferred stock.  The amendment is intending to provide the Company with increased financial flexibility in meeting future capital requirements by authorizing the issuance of additional shares of common stock, as well as another type of security in addition thereto, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the Board of Directors for any proper corporate purpose.  It is anticipated that such purposes my include, without limitation, the issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company  for acquisitions of other businesses or assets.  Proceeds received by the Company as a result of the issuance of shares of common stock or preferred stock would be used for any legitimate corporate purpose.

DISCUSSION REGARDING THE COMPANY’S COMMON STOCK AND THE PROPOSED INCREASE IN THE NUMBER OF SHARES THEREOF

The Company’s authorized capital stock currently consists of 10,000,000 shares of common stock.  As of April 15, 2009, there were 6,892,420 shares of common stock issued and outstanding.  The proposed amendment to the Company’s Articles of Incorporation would increase the number of authorized shares of common stock from 10,000,000 to 20,000,000.

The holders of common stock currently possess exclusive voting rights in the Company.  On matters submitted to the shareholders of the Company, the holders of common stock would be entitled to one vote for each share held, provided, however, that holders of common stock may cumulate their votes in the election of Directors.

Holders of common stock are entitled to receive any dividends declared by the Board of Directors out of funds legally available therefore.  The ability of the Company to pay cash dividends is subject to various statutes and regulatory requirements.  For example, Pennsylvania law permits the payment of dividends if, after giving effect to the dividend, the Company is able to pay its debts as they come due in the ordinary course of business and its assets exceed its liabilities.  Additionally, as a one bank holding company, the Company’s ability to pay dividends is limited by the ability of the Bank to pay dividends or make other distributions to the Company, which in turn is subject to limitations imposed by law and regulation.  Further, Federal Reserve Board policy states that a bank holding company should pay cash dividends only out of income over the past year and only if prospective earnings retention is consistent with the organization’s expected future needs and financial condition.  Finally, the Federal Reserve has indicated that a “small bank holding company” such as the Company is not expected to pay corporate dividends until such time as its  debt to equity ratio is 1:1 or less and its bank subsidiaries are otherwise well-managed, well-capitalized, and not under any supervisory order.  No assurances can be given that any dividends will in fact be paid on the common stock, or that, if dividends are paid, they will not be reduced or discounted in the future.

In the event of any liquidation or dissolution of the Company, all assets of the Company legally available for distribution after payment or provision of (i) all debts and liabilities of the Company; (ii) any accrued dividend claims; and (iii) liquidation preferences of any outstanding preferred stock, will be distributed ratably, in cash or in kind, among the holders of common stock.

If the proposed amendment is approved, the additional authorized shares of common stock may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board of Directors may determine without further shareholder approval, except to the extent that shareholder approval is required by applicable laws, rules or regulations.

The authorization of additional shares of common stock alone will not have any effect on the rights of our present shareholders.  The additional shares will be a part of the existing common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding.  Holders of common stock do not have preemptive rights or rights to subscribe for or purchase additional shares of common stock.  Accordingly, the issuance of additional shares of common stock for purposes other than a stock split or stock dividend could have a dilutive effect on the ownership and voting rights of common stock shareholders at the time of issuance.

DISCUSSION REGARDING THE PROPOSED PREFERRED STOCK

The Company’s Articles of Incorporation currently do not authorize the issuance of any type of capital other than common stock.  The proposed amendment to the Company’s Articles of Incorporation will authorize the issuance of up to 10,000,000 shares of blank check preferred stock. The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the shareholders and the terms, rights and features of which are determined by the Board of Directors of the Company upon issuance. The authorization of such blank check preferred stock would permit the Board of Directors to authorize and issue preferred stock from time to time in one or more series.  The Board’s primary objective in establishing a class of “blank check” preferred stock is to provide maximum flexibility with respect to future financing transaction, and is commonly authorized and frequently used by companies as a means of raising capital and financing acquisitions.  Without the authority to issue preferred stock, the Company would continue to be limited to issuing common stock or debt securities as a means to raise capital.

Subject to the provisions of the Company's Articles of Incorporation and the limitations prescribed by law, the Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue such shares of preferred stock, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the shareholders.

The issuance of preferred stock could have dilutive effects on the Company’s current shareholders.  The Company may issue preferred stock with dividend rights, which could prevent the Company from issuing dividends to the shareholders of common stock.  Additionally, the preferred stock could be convertible into one or more shares of common stock of the Company, which would have a dilutive effect on the then current shareholders of common stock.

ANTI-TAKEOVER EFFECT OF AMENDMENT

Any issuance of common stock, or preferred stock with voting rights, could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of common stock or voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board of Directors to issue such additional shares of common stock or preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares to persons friendly to the Board of Directors could make it more difficult to remove incumbent Directors from office even if such change were to be favorable to shareholders generally. Alternatively, any issuance of common stock or preferred stock with voting rights, either in one or multiple transactions, could result in a change of control of the Company without any further shareholder approval.

ANTI-TAKEOVER EFFECT OF PROVISIONS IN COMPANY’S CURRENT ARTICLES AND BYLAWS

The Company’s current Articles of Incorporation and Bylaws contain provisions that could be considered anti-takeover in purpose or effect.  The anti-takeover provisions include:

Authorized Capital; No Preemptive Rights.

The authorization of 10,000,000 shares of common stock and the elimination of preemptive rights as to such stock were each authorized for the purpose of providing the Board of Directors to have some flexibility to issue additional shares for proper corporate purposes, including financing, acquisitions, stock dividends, stock splits and employee incentive plans.  However, these additional shares may also be used by the Board of Directors to deter future attempts to gain control over the Company.

Supermajority Vote for Approval of Extraordinary Transactions.

Another anti-takeover provision is the requirement in the Articles of Incorporation that the affirmative vote of at least a majority of the Directors and the holders of at least seventy percent (70%) of the outstanding shares entitled to vote must approve any merger, consolidation, dissolution or liquidation of the Company or the sale of all or substantially all of its assets.  This provision was adopted to ensure that any extraordinary corporate transaction could happen only if it receives a clear mandate from the shareholders.  However, this provision may give the holders of a minority of the Company’s outstanding shares a veto power over such mergers and consolidations.  In contrast, under the Pennsylvania Business Corporation Law of 1988, as amended, only a majority of the shares voting is necessary to approve such transactions.

Classified Board.

The Bylaws of the Company provide for a classified Board of Directors.  A classified Board has the effect of moderating the pace of any change in control of the Board of Directors by extending the time required to elect a majority of the Directors to at least two successive annual meetings.  However, this extension of time also may tend to discourage a tender offer or takeover bid.

At each annual meeting, shareholders elect successors to the class of Directors whose term is then expiring to hold office for a term of three years.  Under the Bylaws, the Board of Directors may fill vacancies that occur during the year until the full term has expired.  Between annual meetings of shareholders, the Board of Directors may increase the number of Directors by not more than 4 members and fill the resulting vacancy.

The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposal that a majority of the shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of the Company’s common stock at that time.  In addition, these provisions may have the effect of assisting the Company’s management in retaining its position and placing it in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of the Company’s business.

While the amendment may have the foregoing anti-takeover ramifications, the Board of Directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board of Directors, thereby enabling the Board of Directors to consider the proposed transaction in a manner that best serves the shareholders' interests.

PRESENT PLANS

The Company has no present plans, arrangements, commitments or understandings for the issuance of shares of common or preferred stock.  Indeed, the Company has elected not to participate in the U.S. Department of Treasury’s Troubled Asset Relief Program – Capital Purchase Program, or any other governmental program established under the Emergency Economic Stabilization Act of 2008, as amended, and no shares of Company common or preferred stock will be issued in connection therewith.

Notwithstanding the foregoing, the Board of Directors has determined that an amendment to the Articles of Incorporation to authorize the issuance of additional shares of common stock and initial issuance of shares of preferred stock is necessary and appropriate given current market conditions, and will grant the Company additional flexibility in meeting its future financial needs.  If approved by the shareholders, the amendment would be effective upon the filing of an amendment to the Articles of Incorporation with the Secretary of State of the Commonwealth of Pennsylvania, anticipated to occur promptly after the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE FOREGOING AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 20,000,000 AND TO AUTHORIZE 10,000,000 SHARES OF BLANK CHECK PREFERRED STOCK.

PROPOSAL NO. 3:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of the Company has selected Beard Miller Company LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.  The Board of Directors proposes that the shareholders ratify this selection.  Beard Miller Company LLP served as the Company’s independent registered public accounting firm for the 2008 fiscal year.  It is anticipated that a representative of Beard Miller Company LLP will attend the annual meeting to answer shareholders’ questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF BEARD MILLER COMPANY LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2009.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Company’s independent registered public accounting firm during 2008 was Beard Miller Company LLP, and such firm is expected to be the Company’s independent registered public accounting firm for the current year.  Representatives of the firm are expected to be present at the shareholder’s meeting and available for questions and will be given an opportunity to make a statement if they so desire.

FEES PAID TO INDEPENDENT ACCOUNTANTS

Audit Fees and Other Fees

The following fees were incurred by the Company for 2008 and 2007:

	2008	2007
Audit fees (1)	$63,699	$58,799
Audit-related fees (2)	1,500	2,278
Tax fees (3)	6,561	6,259
All other fees	--	--

	$71,760	$67,336

(1)
Includes professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory, including out-of-pocket expenses.

(2)
Assurance and related services reasonably related to the performance of the audit or review of financial statements include the following:  assistance with regulatory filing requirements, and consultations on accounting applications.

(3)	Tax fees include the following: preparation of state and federal tax returns.

These fees were approved in accordance with the Company’s Audit Committee’s policy.

2010 SHAREHOLDER PROPOSALS

Appropriate shareholder proposals which are intended to be presented in the 2010 Annual Meeting of Shareholders must be received by the Company no later than January 31, 2010, in order to be included in the Company’s proxy materials for the 2010 annual meeting.  Shareholder proposals not to be included in the Company’s proxy materials must be received by the Company at its executive offices at least 90 days prior to the annual meeting date in order to be considered timely.

ANNUAL REPORT

The Company’s 2008 Annual Report, which includes Management’s Discussion and Analysis, is being mailed with this Proxy Statement. The Company will provide, without charge, to any shareholder requesting the same in writing, a complete copy of its Annual Report on Form 10-K for 2008, as filed with the Securities and Exchange Commission (“SEC”). Such requests should be directed to Judith A. Hunsicker, Chief Operating Officer, at the address shown on the first page of this Proxy Statement.  The Form 10-K is also available on the SEC website at http://sec.gov.

OTHER MATTERS

The Company may pay brokers, nominees, fiduciaries, or other custodians for their reasonable expenses in sending proxy materials to, and obtaining instructions from, persons for whom they hold stock of the Company.  The Company expects to solicit proxies primarily by mail, but directors, officers and employees of the Company may also solicit in person, by telephone, telegraph or telefax.

As of the date of this Proxy Statement, management has no knowledge of any matters to be presented at the meeting other than those referred to above.  If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors
JUDITH A. HUNSICKER, Secretary

REPORT OF AUDIT COMMITTEE

The Audit Committee met four times during 2008, including the March 2008 meeting held in conjunction with the full board meeting.  The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2008, with the Company’s management.  In addition, the Committee has discussed with Beard Miller Company LLP, the Company’s independent registered public accounting firm, the matters required to be discussed with the auditors, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements.  The Audit Committee has also received the written disclosures and the letter from Beard Miller Company LLP required by PCAOB Rule 3526, and has discussed with Beard Miller Company LLP its independence from the Company and its management with regard to all services provided.

The Audit Committee has considered whether the services rendered by Beard Miller Company LLP with respect to audit, audit related, tax and other fees are compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended December 31, 2008, be included in the Company’s Annual Report on Form 10- K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

The Audit Committee has adopted an Audit Committee Charter, the current version of which is included as an Appendix to this Proxy Statement.

March 20, 2009
Geoffrey F. Boyer, Chairman
John P. Brew
John Englesson
Bernadette M. Holland
John C. Pittman
John T. Yurconic

Embassy Bancorp, Inc.
AUDIT COMMITTEE CHARTER (2-09)

The Board of Directors of Embassy Bancorp, Inc. (the Company) shall elect the Audit Committee at the annual meeting of the Company.  In accordance with the By-Laws of the Company, the Audit Committee is established as a subcommittee of the Board of Directors reporting periodically to the Board of Directors.  The Audit Committee shall be composed of no less than three directors.  No member of the Audit Committee shall be an officer of the Company, or a member of its management, shall accept any consulting or other fees from the Company, or be affiliated with the Company or any subsidiary of the Company other than as a member of the Board of Directors or any committee of the Board. All of the audit committee members must be able to read and understand financial statements, including a balance sheet, income statement and cash flow statement or must become able to do so within a reasonable period of time after his or her appointment to the audit committee.  At least one member must have had past employment experience or other comparable experience or background in the field of financial management.

The Audit Committee shall provide assistance to the Board in fulfilling its responsibilities to the shareholders in the areas of financial controls and reporting.  Principally, these responsibilities entail assessing the effectiveness of the internal control system over financial reporting, reviewing adherence to policies/procedures and assuring the safeguarding of all Company assets and the accuracy of the Company’s financial statements and reports.  In so doing, it is the responsibility of the Audit Committee to monitor and maintain the lines of communications between the Board of Directors, external auditors, internal auditors and the senior management of the Company.  The external auditor shall be ultimately accountable to the Audit Committee.

In carrying out these responsibilities, the Audit Committee will:

1.
Be responsible for the appointment, compensation and oversight of the external auditors to be selected to conduct the annual audit of the financial statements of the Company. The external auditors shall report directly to the Audit Committee on all matters affecting the Company and the audit process.

2.
Ensure the auditor’s independence by requiring that the independent auditor submit a formal written independence letter on a periodic basis and by monitoring disclosed relationships or services that may impact objectivity on independence.

3.
Meet with the external auditors and financial management of the Company to review the scope of the annual audit for the current year and at the conclusion thereof and review such audit findings.  This review will include both the external auditor’s recommendations and the related management response.

4.
Review with the external auditors and corporate management the adequacy and effectiveness of the internal financial and accounting controls of the Company and elicit any recommendations that they may have for the improvement of such control procedures.  Particular attention shall be given to the adequacy of such controls to expose any payments, transactions or other procedures, which might be deemed illegal or otherwise improper.  Further, the Audit Committee should periodically review Company policy statements in terms of their adequately representing the company's Code of Conduct and Business Ethics Policy.

5.
Comply with SEC Audit Committee Rules.  Specifically, comply with Item 306 of Regulations S-K and S-B and Item 7(e)(3) of Schedule 14A that requires the audit committee to provide a report in the Company’s proxy statement.  This disclosure requirement is intended to help inform shareholders of the audit committee’s oversight with respect to financial reporting, and underscore the importance of that role.  In a report to be included in the Company’s annual proxy statement, the audit committee will state whether it has:

•	Reviewed and discussed the audited financial statements with management;

•
Discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 “Communications with Audit Committees” and Statement of Auditing Standards No. 90 “Audit Committee Communications” and as may be further modified or supplemented;

•
Received the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, “Independence Discussions with Audit Committee” as may be modified or supplemented, and discussed with the auditors the auditors’ independence; and

•
Based on the review and discussion referred to in items above, recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the last fiscal year for filing with the FDIC.

The audit committee must also indicate in the report whether, based on its discussions with management and the auditors, its members became aware of any material misstatements or omissions in the financial statements.  The report in the proxy statement will appear over the printed names of each member of the audit committee.

6.	Monitor activities of the Company and determine appropriate internal audit functions, as applicable, and scope.

•	Review and recommend to the Board the appointment of a competent outsourcing vendor for internal audit services and/or in-house staff.

•
Review and approve the Internal Audit Program’s proposed audit schedule and the coordination of such programs with the external auditors’ year-end requirements.  Particular attention should be given to maintaining the best effective balance between external and internal auditing resources.

•
Monitor the activities of the Internal Audit Program and ensure that the Internal Audit  process adequately discharges responsibilities for the examination, review and reporting to the Audit Committee that:

a)	Internal accounting and financial controls of the various areas are adequate and efficient and can be relied upon to produce accurate financial information.

b)	Internal controls adequately safeguard the assets of the Company.

c)
Financial records of the operational areas are complete and accurate and are in conformity with corporate policy, generally accepted accounting principles and requirements of the various regulatory bodies.

d)	Operational areas are in compliance with FDIC, FRB and all other Federal and State laws and regulations.

e)	Control over the development, maintenance and operation of EDP systems are sufficient to ensure the accuracy, security and completeness of data processing results.

•	Prior to each periodic meeting, the Audit Committee will be provided a report prepared by Internal Audit, which outlines the findings of all audit engagements completed during the period.

7.	Review all reports on examinations made by the various regulatory agencies and evaluate management’s responses to them.

8.
Investigate, report and make written recommendations to the Board, within 15 business days, concerning all complaints, oral or written received by the Company, regarding accounting, internal accounting controls, auditing matters and all submissions by Company employees or directors, anonymous or otherwise, regarding questionable accounting or auditing methods.

9.	Resolve any disputes between management and the external auditors retained by the Audit Committee.

10.	Meet regularly with the external auditors without any member of management of the Company being present to address any and all questions or concerns of the external auditors.

11.	Minutes of the Audit Committee meetings shall be submitted to the Board of Directors at the next regular Board meeting.

12.
The chairman of the Audit Committee shall meet annually with the Board of Directors to advise and explain the board’s responsibilities in connection with the Company’s accounting, financial controls, and reporting obligations.

The foregoing list of functions is not intended to limit the Committee in fulfilling its responsibilities, but rather is intended to provide an overview of the principal duties to be performed by the Committee.

In performance of its duties, the Committee shall meet at least 4 times per year and have full use of the Company’s internal audit resources and engage if necessary, at the Company’s expense, independent counsel and other advisors to advise the Committee in discharging its duties.

REVOCABLE PROXY
EMBASSY BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS
JUNE 18, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David M. Lobach, Jr. and Judith A. Hunsicker, or either of them, with full power of substitution, to act as proxies for the undersigned to vote all shares of common stock of Embassy Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at the 2009 Annual Meeting of Shareholders to be held at the Company’s offices at 100 Gateway Drive, Bethlehem, Pennsylvania, at 5:30 p.m. E.S.T. on Thursday, June 18, 2008, as follows:

1.	Proposal to elect three directors to Class 2 for a three (3) year term.
Nominees: John G. Englesson, Elmer D. Gates, and M. Bernadette Holland.

☐	FOR all nominees listed herein for all	☐	WITHHOLD AUTHORITY to vote for all
	(except as withheld)		nominees listed herein

(Instructions: To withhold authority to vote for any individual nominee, strike that nominee’s name appearing above.)

The Company’s By-Laws provide that voting may be cumulative in the election of directors.  This means that a shareholder may multiply the number of shares held by the number of directors to be elected and cast the total number of votes so obtained for any one candidate or to divide such votes among candidates in any manner the shareholder desires.

☐	Check here if voting cumulatively and write the number of votes cast on the appropriate line(s) below:

John G. Englesson	,	Elmer D. Gates	,	M. Bernadette Holland

2.	Proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock to 20,000,000 and to authorize 10,000,000 shares of blank check preferred stock.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Proposal to ratify the selection of Beard Miller Company LLP as independent registered public accounting firm.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.
Proposal to, if necessary, adjourn the meeting to a later date to permit further solicitation of proxies if there are insufficient votes at the time of the meeting to constitute a quorum or to approve the amendment to the Articles of Incorporation.

☐	FOR	☐	AGAINST	☐	ABSTAIN

______ PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED HEREIN. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 18, 2009:

The Proxy Statement, the Notice of Annual Meeting of Shareholders, a form of the Proxy Card and the 2008 Annual Report to Shareholders are available at http://materials.proxyvote.com/290791.

Print Name	(Signature(s) of shareholder)	(Date)

Print Name	(Signature(s) of shareholder)	(Date)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE INSERT YOUR ADDRESS IN THE FOLLOWING LINE: